EXHIBIT 10(j)(viii)

Kate Spade & Company

[      ] Restricted Stock Unit Grant Confirmation

Name:

Employee ID#:

Plan:	Fifth & Pacific Companies, Inc. 2013 Stock Incentive Plan

Grant Date:

Number of RSUs Granted:

Vesting Schedule :	50% on second anniversary of Grant Date 50% on third anniversary of Grant Date

WHILE EVERY EFFORT HAS BEEN MADE TO ENSURE THE ACCURACY OF THIS INFORMATION, THESE FIGURES ARE SUBJECT TO FINAL AUDIT.

THE GRANT OF RESTRICTED STOCK UNITS SHALL NOT CONFER ON THE RECIPIENT ANY RIGHT TO CONTINUE IN THE EMPLOY OR OTHER SERVICE OF THE COMPANY, OR AFFECT ANY RIGHT WHICH THE COMPANY MAY HAVE TO TERMINATE SUCH EMPLOYMENT OR SERVICE.

Restricted Stock Unit Grant Certificate — Terms and Conditions

1. Restricted Stock Unit Grant: Pursuant to the provisions of and in accordance with the Fifth & Pacific Companies, Inc. (“FNPC”) 2013 Stock Incentive Plan (the “Plan”) specified on the attached grant confirmation statement (the “Statement”), the Compensation Committee of the Board of Directors (the “Committee”) of Kate Spade & Company (“the Company”) has granted to the Grantee an award of restricted stock units (the “RSUs”) as specified on the grant confirmation statement.  The Grantee’s award of RSUs represents an unsecured, conditional future right to receive common shares of the Company.  Upon termination of the restrictions related thereto, each Unit will be converted into one share of Common Stock of the Company subject to the terms and conditions of the Plan and this Grant Certificate.

2. Voting: The Grantee shall not be a shareholder of record of the Company with respect to the award of RSUs and shall have no voting rights with respect to the RSUs.

3. Dividend Equivalents: The Grantee shall not be entitled to receive dividend equivalents in respect of the RSUs unless otherwise determined by the Committee.

4. No Rights as a Shareholder: Prior to the issuance of the shares pursuant to this Grant Certificate, the Grantee shall not be treated as the owner of the shares, shall not have any rights as a shareholder as to those shares, and shall have only a contractual right to receive them, subject to the terms of the Plan and this Grant Certificate, and unsecured by any assets of the Company or any Affiliate.

5. Vesting: The RSUs will vest on the date or dates indicated on the grant confirmation statement (the “Vesting Date”), provided in each case, that the Grantee is then and has at all times remained an employee of the Company until the Vesting Date and since the Grant Date.

6. Delivery of Vested Shares: As soon as practicable after each Vesting Date subject to Section 13 (Withholding Taxes) of the Plan, the Company shall cause a number of shares of Common Stock of the Company equal to the number of vested RSUs to be issued in the name of the Grantee, by book entry registration at the Company’s transfer agent.  The Grantee shall have all the rights of a stockholder with respect to the shares of Common Stock once the shares of Common Stock are issued.

7. Brokerage Account: The Grantee remains responsible for any local tax and other applicable compliance requirements resulting from his or her receipt of the RSUs, his or her subsequent ownership and possible sale of the shares of Common Stock of the Company and the opening and use of a US brokerage account.

8. Market Fluctuations: The Company is not responsible for foreign exchange fluctuations between the Grantee’s local currency and the US dollar nor is the Company liable for any decrease in the value of the Company’s Common Stock.

9. Transferability: The Grantee may not sell, assign, transfer, pledge or otherwise encumber or dispose of the RSUs.

10. Termination of Employment: Upon termination of the Grantee’s employment with the Company for any reason other than death, any unvested RSUs will be forfeited and, the Grantee shall not be entitled to any payment whatsoever under this Grant Statement or provisions of the Plan relating to this Grant Statement in connection with such forfeiture.  In the event of the Grantee’s death, all unvested RSUs will become vested as of the date of death and shares of Common Stock will be delivered to the Grantee’s estate as soon as practicable after vesting in accordance with Section 6.

11. No Acquired Rights: The RSUs do not entitle the Grantee to any benefit other than that specifically granted under the Plan or to any future awards or other benefits under the Plan or any similar Plan.  The RSUs do not form part of the Grantee’s employment contract or any other working arrangement with the Grantee’s employer and the RSUs are no guarantee of continued employment. Nor do the RSUs or any future awards become a term or condition of employment, regardless of whether prescribed by local law.  Moreover, any benefits granted under the Plan are not part of Grantee’s ordinary compensation, and will not be considered as part of such compensation in the event of severance, redundancy or resignation.   The Grantee understands and hereby accepts that the benefits granted under the Plan are granted entirely at the discretion of the Committee and that the Company retains the right to amend or terminate the Plan, and/or the Grantee’s participation therein, at any time, at the Company’s sole discretion and without notice.

12. Notice: A notice will be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

12.1. Notice by the Grantee: The Grantee shall give any notice to the Company in writing and shall address the Chief Legal Officer, Kate Spade & Company, 2 Park Avenue, New York, NY 10016, or at such other address as the Company may designate to the Grantee by notice according to Section 12.2.

12.2. Notice by the Company: The Company shall address any notice to the Grantee at the address set forth beneath his or her signature hereto, or at such other address as he or she may designate to the Company by notice according to Section 12.1.

13. Withholding Taxes: As soon as the RSUs become vested in accordance with the terms and conditions of the  Plan and the Grant Statement, the Company shall automatically withhold from the Grantee’s account a number of shares having a Fair Market Value as the term is defined in the Plan on the Vesting Date, rounded up to the nearest whole share, equal to an amount sufficient to satisfy all federal, state, local taxes, social security and employment taxes and other governmental tax withholding requirements related to the expiration of restrictions on such shares in each country.  The Company may withhold such amounts in cash from the Grantee’s wages or other payments due to the Grantee at any time, or the Company require the Grantee to remit such withholding amount in cash to the Company in lieu of share withholding.

Alternatively, the Grantee may elect to remit such amount in cash directly to the Company.  Should the Grantee wish to do so the Grantee must contact the Corporate Compensation department in advance of the RSUs vesting.

To the extent that the Company or its Affiliate withholds any amounts in Shares to cover the taxes required to be withheld, it will do so at the minimum statutory rate.  Should the Company or the Affiliate withhold any amounts in cash or retain any Shares in excess of Grantee’s actual tax withholding amount, the Company and/or Grantee’s employer will refund the excess amount to the Grantee, with any fractional Share being repaid in cash, within a reasonable period and without any interest.  The Grantee authorizes the Company or the Affiliate, or their agents (including, without limitations, any broker or bank) to withhold cash or Shares as appropriate.  Grantee agrees to pay the Company and/or the Affiliate employing Grantee any amount of the tax withholding obligation that is not satisfied by the means described herein.  If any of the foregoing methods of collection are not allowed under applicable local laws or if Grantee fails to comply with his or her obligations in connection with the tax withholding due as described above, the Company may refuse to deliver the Shares. Grantee is liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the RSUs.  The Company does not commit and is under no obligation to structure the RSUs to reduce or eliminate Grantee’s tax liability.

14. Successors and Assigns: This Grant Certificate is binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and the heirs and personal representatives of the Grantee.

15. Data Privacy: For the purpose of implementing the Plan and administering the RSUs, the Grantee by accepting this Grant Certificate explicitly consents to the collection, processing and transfer, electronically of otherwise, of personal data by the Company, and its affiliates as necessary.  Moreover, the Grantee acknowledges and agrees by signing this Grant Certificate that personal data, (including but not limited to: Grantee’s name, home address, telephone number, employee number, employment status, tax identification number, data for tax withholding purposes) may need to be transferred to third parties assisting the Company with the implementation of the Plan and the administration of the RSUs. The Grantee by signing this Certificate expressly authorizes such transfer to and processing by third parties. Moreover, the Grantee understands and acknowledges that the Company may need to transfer Grantee’s personal data to countries other than his or her country of employment including the United States of America.   The Company will only hold the Grantee’s personal data as long as is necessary to implement, administer the Grantee’s RSUs.  The Grantee may, at any time, request a list with the names and addresses of any third party recipients of his or her personal data, view his or her personal data, request additional information about the storage and processing of his or her personal data, require any necessary amendments to his or her personal data and refuse or withdraw the consents herein, without cost, by contacting in writing the Company’s legal department representative.  However, Grantee acknowledges that refusing or withdrawing his or her consent to the above described processing and transfer may affect Grantee’s ability to receive RSUs under the Plan.

16. Prevailing Plan Provisions: The Grant Certificate is subject to all the terms and provisions of the Plan. Without limiting the generality of the foregoing, the Grantee hereby agrees that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder or the Grant Certificate. All capitalized terms used in the Grant Certificate have the meaning set forth in the Plan, unless the context requires a different meaning. In the event that there is any inconsistency between the provisions of the Grant Certificate and the Plan, the provisions of the Plan will govern.

17. Governing Law: The Grant Certificate will be interpreted, construed and administered in accordance with the laws of the State of Delaware.

18. Receipt of Grant materials and Translation: The Grantee hereby acknowledges that he or she has received a copy of these terms and conditions relating to the RSUs and the shares of Common Stock of the Company under the Plan. To the extent that the Grantee has been provided with this Grant Certificate and/or any other explanatory materials in a language other than English, the English language version of this Grant Certificate will prevail in case of any discrepancies or ambiguities due to translation.